
                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                     For the three months ended September 30,
                                  (Unaudited)


                                               (In thousands, except share
                                                  and per share amounts)

                                                  1996            1995
                                               ----------      ----------
PRIMARY

Net income applicable to common stock          $   20,379      $   20,556
                                               ==========      ==========

Weighted average number of shares of
  common stock outstanding during the
  period                                       22,441,812      22,421,208

Common stock under stock option grants             10,670          12,243
                                               ----------      ----------
  Average shares                               22,452,482      22,433,451
                                               ==========      ==========

Primary net income per common share            $     0.91      $     0.92
                                               ==========      ==========

FULLY DILUTED

Net income applicable to common stock          $   20,379      $   20,556

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax          365             369
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                        (33)            (42)
    Add tax benefit associated with dividends
     paid on allocated common shares                   60              48
                                               ----------      ----------
Adjusted income applicable to common stock     $   20,771      $   20,931
                                               ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,441,812      22,421,208

Number of equivalent common shares
  attributable to ESOP                          1,404,029       1,415,515

Common stock under stock option grants             10,670          13,597
                                               ----------      ----------
  Average shares                               23,856,511      23,850,320
                                               ==========      ==========

Fully diluted net income per common share      $     0.87      $     0.88
                                               ==========      ==========


                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      For the nine months ended September 30,
                                 (Unaudited)


                                               (In thousands, except share
                                                  and per share amounts)

                                                  1996            1995
                                               ----------      ----------
PRIMARY

Net income applicable to common stock          $   43,921      $   41,628
                                               ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,439,941      22,419,248

Common stock under stock option grants             10,840          11,968
                                               ----------      ----------
  Average shares                               22,450,781      22,431,216
                                               ==========      ==========

Primary net income per common share            $     1.96      $     1.86
                                               ==========      ==========

FULLY DILUTED

Net income applicable to common stock          $   43,921      $   41,628

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax        1,097           1,106
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                       (107)           (134)
    Add tax benefit associated with dividends
     paid on allocated common shares                  170             132
                                               ----------      ----------
Adjusted income applicable to common stock     $   45,081      $   42,732
                                               ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,439,941      22,419,248

Number of equivalent common shares
  attributable to ESOP                          1,405,558       1,416,614

Common stock under stock option grants             10,840          14,181
                                               ----------      ----------
  Average shares                               23,856,339      23,850,043
                                               ==========      ==========

Fully diluted net income per common share      $     1.89      $     1.79
                                               ==========      ==========